Exhibit 10.2

TRUST AGREEMENT

THIS AGREEMENT dated as of December 23, 2006 is entered into by and between Shaun D. Langford of 2678 Point Grey Rd., Vancouver, British Columbia Canada, V6K 1A5 (“Trustee”) and Elray Resources, Inc. a Nevada corporation, of 2678 Point Grey Rd., Vancouver, British Columbia Canada, V6K 1A5 (“Beneficiary”).

WHEREAS:

A.

Beneficiary is desirous of purchasing the rights to DL Mineral Claim, Tenure #547506, situated in the Osoyoos mining district of British Columbia, which mining claim is more particularly described in Schedule “A” (the “DL Claim”),but does not wish to incur the cost or liability associated with the establishment of a subsidiary foreign corporation to hold the DL Claim at this early stage of its corporate development;

B.

Trustee is willing and legally capable of acting as a trustee for Beneficiary to hold the DL Claim in trust for and on behalf of Beneficiary; and

C.

Beneficiary and the Trustee now wish to enter into a trust agreement whereby Trustee will hold title to the DL Claim in trust for Beneficiary, on the terms and conditions as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

1.

Representation and Warranties

1.1

Beneficiary represents and warrants to Trustee that:

(a)

Beneficiary is a body corporate duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction; and

(b)

Beneficiary has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated herein.

1.2

Trustee represents and warrants to Beneficiary that Trustee is legally capable and has the full power and authority to act as a trustee and to hold the DL Claim in trust for and on behalf of Beneficiary and to enter this Agreement any agreement or instrument referred to or contemplated herein.

2.

Termination

2.1

Beneficiary may terminate this Agreement at any time by notice of termination in writing to Trustee.

2.2

This Agreement will terminate on the earliest of the following dates:

(a)

January 1, 2009;

(b)

the date Beneficiary terminates this Agreement in writing; and

(c)

the date on which a Canadian subsidiary company is incorporated to hold Beneficiary's interest in the DL Claim and such interest is transferred to the subsidiary.

3.

Covenants of Beneficiary

3.1

Beneficiary will keep the DL Claim free and clear of all liens, charges and encumbrances arising from their operations hereunder and in good standing by the doing and filing of all necessary work and by the doing of all other acts and things and making all other payments which may be necessary in that regard.

4.

Covenants of Trustee

4.1

Trustee will not do any act or thing which would or might in any way adversely affect the rights of Beneficiary hereunder.

5.

Indemnifications

5.1

The representation and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising our of or in connection with any breach or any representation, warranty, covenant, agreement or condition made by the other party and contained herein.

6.

Further Assurances

6.1

The parties will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

7.

Notices

7.1

Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and will be given by the delivery or facsimile transmission or the same or by mailing the same by prepaid registered or certified mail in each case addressed as follows:

(a)

if to Shaun D. Langford:

2678 Point Grey Rd., Vancouver, British Columbia Canada, V6K 1A5

Fax: (604) 736-5191

(b)

if to Elray Resources, Inc.

2678 Point Grey Rd., Vancouver, British Columbia Canada, V6K 1A5

Fax: (604) 736-5191

7.2

Any notice, direction or other instrument aforesaid will, if delivered by courier or facsimile transmission, be deemed to have been given and received on the next business day following the day on which it was delivered or sent by facsimile, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received.

7.3

Any party at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses of such party for the purpose of giving notice hereunder.

8.

Headings

8.1

The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

9.

Enurement

9.1

This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

10.

Terms

10.1

The terms and provisions of this Agreement shall be interpreted in accordance with the laws of British Columbia.

11.

Entire Agreement

11.1

This agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

12.

Time of Essence

12.1

Time will be of the essence in this Agreement.

13.

Enforcement of Agreement

13.1

The covenants, promises, terms and conditions contained herein will be binding upon the parties jointly and severally any may be enforced by each as against each other interests.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Elray Resources, Inc. Per: /s/ ShaunD. Langford Shaun D. Langford	Shaun D. Langford /s/ Shaun D. Langford Shaun D. Langford

This is Schedule “A” to a Trust Agreement made as of the 23rd day of December, 2006 between Shaun D. Langford and Elray Resources, Inc.

Tenure Number	Claim Name	Good To Date
547506	DL Claim	2007/Dec/15